Exhibit 99.1

McMoRan EXPLORATION CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 13, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area to Arena Energy, LP (Arena) for cash consideration before closing adjustments of $36.8 million and the assumption of approximately $37.3 million of related abandonment obligations. Previously, on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC for cash consideration before closing adjustments of $28.0 million and the assumption of approximately $8.4 million of related asset retirement obligations (collectively, the Transactions). The Transactions were effective July 1, 2012.

The following unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 (Pro Forma Statements), which have been prepared by McMoRan’s management, are derived from the audited consolidated financial statements of McMoRan for the year ended December 31, 2011 included in its 2011 Annual Report on Form 10-K and the unaudited condensed consolidated financial statements of McMoRan as of and for the nine months ended September 30, 2012 included in its Quarterly Report on Form 10-Q for the period then ended.

The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what McMoRan’s financial position or results of operations would have been had the Transactions been consummated on the dates indicated or the financial position or results of operations for any future date or period. The unaudited pro forma condensed consolidated balance sheet was prepared assuming the Transactions had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Transactions had occurred on January 1, 2011. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transactions.

The Pro Forma Statements should be read in conjunction with the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in McMoRan’s Annual Report on Form 10-K for the year ended December 31, 2011 and in McMoRan’s Quarterly Report on Form
10-Q for the quarter ended September 30, 2012.

McMoRan EXPLORATION CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(in thousands)

	Historical	Renaissance Pro Forma Adjustments		Arena Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$191,934	$23,053	a	$25,753	a	$240,740
Accounts receivable	56,044	(1	)b	(4	)b	56,039
Inventories	35,551	—		—		35,551
Prepaid expenses	16,636	—		—		16,636
Current assets from discontinued operations including restricted cash of $473	797	—		—		797

Total current assets	300,962	23,052		25,749		349,763
Property, plant and equipment, net	2,378,285	(28,536	)c	(32,364	)c	2,317,385
Restricted cash and other	62,575	—		(2,440	)d	60,135
Deferred costs	9,023	—		—		9,023
Long-term assets from discontinued operations	439	—		—		439

Total assets	$2,751,284	$(5,484)		$(9,055)		$2,736,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,635	$(184	)b	$(44	)b	$89,407
Accrued liabilities	145,779	—		—		145,779
Accrued interest and dividends payable	20,704	—		—		20,704
Current portion of accrued oil and gas reclamation costs	64,571	—		—		64,571
5 1/4% convertible senior notes due October 2012	345	—		—		345
Other current liabilities	6,480	(2,800	)e	(3,680	)e	—
Current liabilities from discontinued operations, including sulphur reclamation costs	2,717	—		—		2,717

Total current liabilities	330,231	(2,984)		(3,724)		323,523
5 1/4% convertible senior notes due October 2013	67,832	—		—		67,832
11.875% senior notes	300,000	—		—		300,000
4% convertible senior notes	188,943	—		—		188,943
Accrued oil and gas reclamation costs	227,279	(8,360	)f	(37,287	)f	181,632
Other long-term liabilities	19,896	—		(2,440	)d	17,456
Other long-term liabilities from discontinued operations, including sulphur reclamation costs	18,624	—		—		18,624

Total liabilities	1,152,805	(11,344)		(43,451)		1,098,010
Stockholders’ equity	1,598,479	5,860	g	34,396	g	1,638,735

Total liabilities and stockholders’ equity	$2,751,284	$(5,484)		$(9,055)		$2,736,745

See accompanying notes.

McMoRan EXPLORATION CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands, except per share amounts)

	Historical	Renaissance Pro Forma Adjustments		Arena Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas	$542,310	$(12,588	)h	$(34,971	)h	$494,751
Service	13,104	(895	)h	(1,135	)h	11,074

Total revenues	555,414	(13,483)		(36,106)		505,825
Costs and expenses:
Production and delivery costs	206,319	(2,389	)h	(15,077	)h	188,853
Depletion, depreciation and amortization expense	307,902	(4,577	)i	(14,000	)i	289,325
Exploration expenses	81,742	—		—		81,742
General and administrative expenses	49,471	—		—		49,471
Main Pass Energy HubTM costs	588	—		—		588
Insurance recoveries	(91,076)	—		—		(91,076)
Gain on sale of oil and gas property	(900)	—		—		(900)

Total costs and expenses	554,046	(6,966)		(29,077)		518,003

Operating income (loss)	1,368	(6,517)		(7,029)		(12,178)
Interest expense, net	(8,782)	—		—		(8,782)
Other income (expense), net	810	—		—		810

Loss from continuing operations before income taxes	(6,604)	(6,517)		(7,029)		(20,150)
Income tax expense	—	—		—		—

Loss from continuing operations	(6,604)	(6,517)		(7,029)		(20,150)

Basic and diluted loss per share of common stock from continuing operations	$(0.04)					$(0.13)

Basic and diluted average common shares outstanding	159,216					159,216

See accompanying notes.

McMoRan EXPLORATION CO.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands, except per share amounts)

	Historical	Renaissance Pro Forma Adjustments		Arena Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas	$282,387	$(8,006	)h	$(15,913	)h	$258,468
Service	10,331	(595	)h	(791	)h	8,945

Total revenues	292,718	(8,601)		(16,704)		267,413
Costs and expenses:
Production and delivery costs	118,734	(1,765	)h	(5,855	)h	111,114
Depletion, depreciation and amortization expense	116,649	(2,519	)i	(5,871	)i	108,259
Exploration expenses	122,763	—		—		122,763
General and administrative expenses	38,760	—		—		38,760
Main Pass Energy HubTM costs	210	—		—		210
Insurance recoveries	(1,229)	—		1,229	j	—
Gain on sale of oil and gas property	(799)	—		—		(799)

Total costs and expenses	395,088	(4,284)		(10,497)		380,307

Operating loss	(102,370)	(4,317)		(6,207)		(112,894)
Interest expense, net	—	—		—		—
Loss on debt exchange	(5,955)					(5,955)
Other income (expense), net	525	—		—		525

Loss from continuing operations before income taxes	(107,800)	(4,317)		(6,207)		(118,324)
Income tax expense	—	—		—		—

Loss from continuing operations	(107,800)	(4,317)		(6,207)		(118,324)

Basic and diluted loss per share of common stock from continuing operations	$(0.67)					$(0.73)

Basic and diluted average common shares outstanding	161,627					161,627

See accompanying notes.

McMoRan EXPLORATION CO.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On November 13, 2012, McMoRan Exploration Co. (McMoRan) completed the sale of a package of Gulf of Mexico traditional shelf oil and gas properties in the Eugene Island area (the Assets) to Arena Energy, LP (Arena) for cash consideration before closing adjustments of $36.8 million and the assumption of approximately $37.3 million of related abandonment obligations. The Assets represented approximately six percent of McMoRan’s total average daily production for the third quarter 2012 and six percent of McMoRan’s total estimated reserves at June 30, 2012. Independent reserve engineers’ estimates of proved reserves for the Assets at June 30, 2012, totaled approximately 545,000 barrels of oil and 11.9 billion cubic feet of natural gas (15.2 billion cubic feet of natural gas equivalents). The transaction was effective July 1, 2012.

Previously, on October 2, 2012, McMoRan completed the sale of three Gulf of Mexico shelf oil and gas properties in the West Delta and Mississippi Canyon areas to Renaissance Offshore, LLC (Renaissance) for cash consideration before closing adjustments of $28.0 million and the assumption of approximately $8.4 million of related abandonment obligations. Independent reserve engineers’ estimates of proved reserves for the three properties at June 30, 2012, totaled approximately 942,000 barrels of oil and 1.7 billion cubic feet of natural gas (7.4 billion cubic feet of natural gas equivalents). The transaction was effective July 1, 2012.

The combined cash proceeds from the Arena and Renaissance transactions (collectively, the Transactions) before closing adjustments totaled $64.8 million, and the subject properties in the aggregate represented approximately seven percent of McMoRan’s total average daily production for the third quarter 2012 and nine percent of McMoRan’s total estimated proved reserves at June 30, 2012.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 was prepared assuming that the Transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 were prepared assuming the Transactions had occurred on January 1, 2011. The Pro Forma Statements do not purport to represent what McMoRan’s financial position or results of operations would have been had the Transactions been consummated on the dates indicated or the financial position or results of operations for any future date or period. McMoRan believes the assumptions used in the preparation of the Pro Forma Statements provide a reasonable basis for presenting the significant effects directly attributable to the Transactions.

PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated balance sheet includes the following adjustments:

a.	Reflects transaction related cash proceeds received (excluding deposits received in advance of closing and prior to September 30, 2012), net of cash flow from operations (revenues less direct operating expenses) of the conveyed properties attributable to the period from the July 1, 2012 effective date through the respective transaction closing dates, and net of transaction costs.

b.	Reflects the elimination of certain working capital items conveyed in the Transactions.

c.	Reflects the elimination of McMoRan’s investment in property, plant and equipment related to the properties sold.

d.	Reflects the transfer of property abandonment surety escrow funds associated with certain of the properties conveyed to Arena.

e.	Reflects the elimination of deposit liabilities for the amounts received from Renaissance and Arena prior to September 30, 2012 as partial consideration under the terms of the Transactions.

f.	Reflects the elimination of asset retirement obligations associated with the properties conveyed in the Transactions.

g.	Reflects the impact to retained earnings (stockholders’ equity) for the estimated gains resulting from the Transactions that will be recorded by McMoRan in the fourth quarter of 2012. No transaction related gains are reflected in the accompanying unaudited pro forma condensed consolidated statements of operations.

The unaudited pro forma condensed consolidated statements of operations include the following adjustments:

h.	Reflects the elimination of revenues and direct operating expenses attributable to the properties sold.

i.	Reflects the elimination of depreciation, depletion and amortization attributable to the properties sold.

j.	Reflects the elimination of an insurance recovery attributable to one of the properties sold to Arena.

SUMMARY PRO FORMA OIL AND NATURAL GAS RESERVE DATA (UNAUDITED)

The following table sets forth summary pro forma reserve data as of December 31, 2011 giving effect to the Transactions.

Estimated Quantities of Oil and Natural Gas Reserves at December 31, 2011:

	Historical	Renaissance Pro Forma Adjustments	Arena Pro Forma Adjustments	Pro Forma
Proved Reserves:
Oil and Natural Gas Liquids (MBbls)	17,289	(925)	(489)	15,875
Natural Gas (MMcf)	152,051	(1,645)	(12,385)	138,021
Total reserves (MMcfe)	255,785	(7,193)	(15,319)	233,273

Proved Developed Reserves:
Oil and Natural Gas Liquids (MBbls)	15,573	(925)	(489)	14,159
Natural Gas (MMcf)	123,626	(1,645)	(12,385)	109,596
Total reserves (MMcfe)	217,064	(7,193)	(15,319)	194,552

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2011 (in thousands):

	Historical	Renaissance Pro Forma Adjustments	Arena Pro Forma Adjustments	Pro Forma
Future cash inflows	$2,268,446	$(104,190)	$(106,049)	$2,058,207
Future cost applicable to future cash flows:
Production costs	(566,947)	27,359	27,495	(512,093)
Development and abandonment costs	(534,703)	17,530	39,769	(477,404)
Future income taxes	—	—	—	—

Future net cash flows	1,166,796	(59,301)	(38,785)	1,068,710
Discount for estimated timing of net cash flows (10% discount rate)	(337,965)	24,757	5,792	(307,416)

	$828,831	$(34,544)	$(32,993)	$761,294